SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------

                              BANNER HOLDING CORP.
                 (Name of small business issuer in its charter)

                                     Florida
                            (State of incorporation)

                                   65-0826508
                         (I.R.S. Employer Identification
                                      No.)

                                      7380
            (Primary Standard Industrial Classification Code Number)

                        120 North U.S. Highway One, #100
                               Tequesta, FL 33469
          (Address and telephone number of principal executive offices)
                        --------------------------------
                                  John Higgins
                              Banner Holding Corp.
                        120 North U.S. Highway One, #100
                               Tequesta, FL 33469
                                 (561) 747-0244
           (Name, address, and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.



If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement for the same offering.[ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


------------------------------   ---------------   -------------------------   --------------------------   ----------------
Title of each class ..........   Amount            Proposed maximum            Proposed maximum             Amount of
Of securities to .............   to be             offering price              aggregate offering           registra-tion
be registered ................   registered        per share                   price 1                      fee
------------------------------   ---------------   -------------------------   --------------------------   ----------------
------------------------------   ---------------   -------------------------   --------------------------   ----------------
Common Stock
..01 par ......................         3,000,000   $                    2.00   $                6,000,000   $         485.40
------------------------------   ---------------   -------------------------   --------------------------   ----------------


The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                       No Minimum/3,000,000 Maximum Shares
                              BANNER HOLDING CORP.
                                  Common Stock

This is our initial public offering. We are offering to sell up to 3,000,000 shares of common stock at a price of $2.00 a share. There is no escrow provision. There is no established public market for BANNER HOLDING CORP.'s ("BANNER") common stock, and the offering price has been arbitrarily determined. BANNER's common stock is not currently listed or quoted on any quotation service. At this time we intend to offer the shares ourselves through our officers and directors. Up to three million shares will be sold without the use of an underwriter. The securities are offered on a "best efforts" basis. The offering will terminate two years from the initial effective date of this offering. Management in its discretion may end the offering any time before the specified date.
                                                             -------------
The Common Stock offered is speculative and involves a high degree of risk and substantial dilution. See "Risk Factors" on page 4 of this prospectus.
                                                            --------------
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


               PRICE          UNDERWRITING DISCOUNTS AND         PROCEEDS TO

             TO PUBLIC                COMMISSIONS (2)            COMPANY (1)
             ---------                ------------                -------

Per Share     $  2.00                       $0                        $ 2.00

Total         $6,000,000                 $0                      $6,000,000

(1)Before deducting expenses payable by BANNER, estimated at approximately $60,000. (2) BANNER may elect at some time to use an underwriter(s) in which case commission expense of up to 10% may be incurred.

BANNER HOLDING CORP. reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. The date of this Prospectus is _____________, 2004

TABLE OF CONTENTS


PROSPECTUS SUMMARY .................................    3

OFFERING ...........................................    3

RISK FACTORS .......................................    4

USE OF PROCEEDS ....................................    8

CAPITALIZATION .....................................    9

PRICE RANGE OF SECURITIES ..........................   10

DIVIDEND POLICY ....................................   10

PLAN OF DISTRIBUTION ...............................   10

LEGAL PROCEEDINGS ..................................   12

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
 CONTROL PERSONS ...................................   12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT ...................................   13

DESCRIPTION OF SECURITIES ..........................   14

EXPERTS AND COUNSEL ................................   15

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
  FOR SECURITIES ACT LIABILITIES ...................   15

ORGANIZATION .......................................   15

DESCRIPTION OF BUSINESS ............................   16

OPERATIONS .........................................   16

MANAGEMENT'S PLAN OF OPERATION .....................   16

EMPLOYEES ..........................................   20

WHERE YOU CAN FIND ADDITIONAL INFORMATION ..........   20

DESCRIPTION OF PROPERTY ............................   21

MARKET PRICE AND DIVIDENDS .........................   21

EXECUTIVE COMPENSATION .............................   21

PART I
   FINANCIAL INFORMATION ...........................   21

 FINANCIAL STATEMENTS ..............................   F1-F11

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24  INDEMNIFICATION OF DIRECTORS AND OFFICERS .   II-1

ITEM 25  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION   II-1

ITEM 26  RECENT SALES OF UNREGISTERED SECURITIES ...   II-1

ITEM 27  EXHIBITS ..................................   II-2

ITEM 28  UNDERTAKINGS ..............................   II-2

                               PROSPECTUS SUMMARY

     The following is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

                                                                THE COMPANY

     Banner Holding Corp. ("BANNER") is a start-up company that acquired its currently sole subsidiary, Guest eMarketing, LLC in November 2003. BANNER may be considered a "shell" company, its purpose to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business that the Company believes has significant growth potential. BANNER intends to continue its search for additional target companies. Banner Holding Corp.'s common stock is not currently listed or quoted on any quotation service. There can be no assurance that BANNER's common stock will ever be quoted on any quotation service or that any market for BANNER's stock will ever develop. Banner Holding Corp. is a start-up company with limited revenues to date. BANNER intends to provide management assistance to subsidiary Guest eMarketing, LLC ("GeM"), an Oklahoma Limited Liability Company, that offers the hospitality industry services and products to assist in maximizing revenues and profits (see Subsidiary below). Further expansion of BANNER and GeM is dependent on the proceeds to be raised in the offering and that expansion cannot be assured, nor can Banner Holding Corp.'s success in its goal of acquiring additional businesses with growth potential be assured.

                                                                THE OFFERING

    Common Stock Offered                  Up to 3,000,000 shares

    Common Stock Outstanding
     After the Offering                    6,000,000

    Use of Proceeds           Offering Costs, Operating Capital, Development/
                                Equipment  Costs, Acquisitions

    Symbol                                      None

    Risk Factors   The shares of common stock involve a high degree of risk and immediate substantial dilution.  See "Risk Factors: and
                                                "Dilution"

    Term                                        of Offering Two years;
                                                management may end the offering
                                                at any time prior to two years
                                                at its discretion.

                                                                THE COMPANY

     Banner Holding Corp. (the "Company" or "BANNER"), was incorporated in Florida in January 1998. It became a public reporting company effective May 20, 2000 following an SB-2 Registration Statement filed with the Securities and Exchange Commission. (see "Organization within the Past Five Years" page 17). The Company may be considered a "shell" company, its purpose to effect a merger, exchange of capital of stock, asset acquisition or other similar business combination with an operating business which the Company believes has significant growth potential. Banner Holding Corp.'s offices are located at 120 North U.S. Highway One, Suite 100, Tequesta, Florida 33469 (561) 747-0244. The principal officers of the Company are engaged in the business of providing services and customized software to the hospitality industry prior to joining the Company. See "Management Team." As used in this Prospectus, the terms "Company" and "BANNER" include Banner Holding Corp. and its subsidiaries, unless context clearly indicates otherwise.

                                                                RISK FACTORS

Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the other information appearing in the prospectus.



      The Shares offered hereby involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford the loss of their entire investment. Such risks include, among others: the Company's stage of development, lack of immediate revenue, and problems inherent to rapid growth and technological changes.

           1. Banner Holding Corp. is a development stage company with a limited operating history. BANNER has a relatively limited operating history upon which an evaluation of Banner's prospects can be made. Consequently, investors must consider the likelihood of success of BANNER in view of all the risks, expenses and delays inherent inherent in the establishment and growth of a new business including, but not limited to, expenses, complications and delays which cannot be foreseen when a business is commenced, initiation of marketing activities, the uncertainty of market acceptance of new services, intense competition from larger more established competitors and other factors. Our ability to achieve profitability and growth will depend on successfully acquiring additional subsidiaries and/or creating new business combinations as well as the successful market expansion of BANNER's subsidiary, Guest eMarketing, LLC. No assurance can be given that we will be able to perform on a commercially successful basis.

2. Banner Holding Corp. needs to successfully complete this offering to implement expansion. In order for BANNER to have any opportunity for significant growth, we must successfully complete this Offering. The amount of funds raised in the offering will directly affect our ability to proceed with our expansion plan. The more money raised, the better our chances of implementing expansion. There can be no assurance that following this Offering we will be able to capture and maintain our targeted service market on a successful basis or that continued profitability and growth will be achieved.

     3. Banner Holding Corp. is self-underwriting this offering without the benefit of experience and that may hamper our ability to complete the offering. Because we are attempting to sell the shares without the aid of an underwriter, our chances of success are diminished and you do not have the advantage of an underwriter's expertise to evaluate BANNER. We are not experienced in the business of selling securities and may not be able to complete the full offering, resulting in inadequate funds being raised to implement expansion.

     4. Banner Holding Corp. may face competition from sources that have substantially greater resources than we do. Although the markets that GeM has targeted for entry can be intensely competitive, management feels there is little or no competition for its exceptional concept, customer support and services, and pricing. However, we may face competition from numerous sources, certain of which have substantially greater financial, technical, marketing, distribution, personnel and other resources than we do, permitting such companies to implement extensive marketing campaigns, both generally and in response to efforts by additional competitors to enter into new markets. Accordingly, our ability to compete will be dependent upon our ability to expand our reach into the marketplace in a timely manner and to successfully capture new outlets. Additionally, BANNER's expansion plan includes forming other business combinations possibly through acquisition of other entities that management determines may enhance our company. Should we be unsuccessful in identifying and acquiring such business combinations, or should we lack the funds to finalize such, we may be unable to successfully carry out our expansion plan. Because there can be no assurance at this time that we will raise the funds necessary to fully implement our expansion in a timely manner, there can be no assurance that we will be able to compete successfully or that we will be able to successfully capture and maintain the targeted markets.

     5. Banner Holding Corp. and its subsidiary rely on key personnel to guide it toward success and the failure of key personnel to perform may affect management's goals for growth and expansion. The success of BANNER depends in large part upon the continued successful performance of current executives, John Higgins, Robert Higgins, and Michael Davis. GeM's products represent a relatively new business concept. As is typical in the case of a new business concept, demand and market acceptance for this new concept will require significant efforts and expenditures by the Company to create an awareness and demand by consumers. Our marketing strategy and preliminary and future marketing plans may be unsuccessful and are subject to change as a result of a number of factors, including progress or delays in marketing efforts, changes in market conditions, the nature of possible license and distribution arrangements which may or may not become available to us in the future and economic, regulatory and competitive factors. There can be no assurance that our strategy will result in successful product commercialization or that our efforts will result in initial or continued market acceptance for GeM's proposed services and products.

     6. Management and those related to them own a majority of the stock in Banner Holding Corp. and may retain control of management policies and the Board of Directors. Management currently holds approximately 49% of all outstanding and issued shares; others related to management members own an additional 29%, bringing the total owned by management and those related to them to 68%. Accordingly, by virtue of majority, they currently may be able to control the policies of the Company and the Board of Directors. Following completion of the offering (maximum), Management and those related will own approximately 34% of the outstanding shares of our common stock.

     7. The "restricted securities" eligible for sale after the offering could negatively affect our stock prices. The prevailing market price of Banner Holding Corp.'s sharesa after we complete the Offering could be adversely affected by sales of common stock by the holders of BANNER's common stock already outstanding, or the perception that these sales may occur. All of the 3,000,000 shares of our outstanding common stock are "restricted securities", and, after being held for a period of one year, may be sold in compliance with Rule 144 of the Securities Act. Rule 144 provides, in essence, that a person after holding "restricted securities" for a period of one (1) year, may sell an amount that does not exceed:

- more than one percent of BANNER's shares then outstanding within any three-month period, (i.e. one percent would equal 30,000 shares as of the date of this Prospectus, 60,000 shares immediately after the successful completion of the maximum offering; or

- the average weekly trading volume during the four (4) weeks before any sale under Rule 144.






 Further, under Rule 144, the amount of "restricted securities" which a person who is not an affiliate of BANNER may sell is not limited when his or her shares have been held for over two (2) years.

8. The offering price of the shares has been arbitrarily determined by Banner Holding Corp. and cannot be relied upon to reflect book value or net worth of BANNER. Because the offering price has been arbitrarily determined by us, it does not necessarily bear any relationship to the assets, book value, operating or financial results or net worth of BANNER or other generally accepted criteria of value and should not be considered as indicating any intrinsic value for the Shares. No independent appraisal of the value of the shares has been obtained in connection with this offering.

9. Banner Holding Corp. has not paid any dividends on its Common Stock. BANNER has not paid and does not plan to pay dividends on its common stock in the foreseeable future. BANNER anticipates that all earnings, if any, that may be generated from BANNER's operations will be used to finance the growth of BANNER and/or its subsidiaries and that cash dividends will not be paid to holders of the Common Stock.

10. Investors participating in the Offering will incur immediate and substantial dilution from the initial public offering price. All of the currently outstanding shares of Common Stock were issued at prices substantially lower than the price of the shares of Common Stock offered hereby. Investors participating in the Offering will incur immediate and substantial dilution in the net tangible book value per share of the Common Stock from the initial public offering price. See "Dilution."

11. Investors may be unable to readily sell their securities if a market does not develop for the securities. Banner Holding Corp.'s common stock is currently not listed or quoted on any quotation service. There can be no assurance that BANNER's common stock will ever be quoted on any of the services or that any market for the stock will ever develop. Therefore, investors may not be able to readily sell their securities.

12. Investors should be aware that Banner Holding Corp.'s audited Year End April 30, 2003 Financial Statement reflected a loss for the period ending April 30, 2003. There can be no assurance that BANNER will make a profit in the current period or at any time in the future. If the company is unable to make a profit, the prospects for growth may be limited. Therfore, the value of BANNER's common stock may diminish.




                         Forward-Looking Statements

The information herein contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment, inflation, changes in costs of goods and services, economic conditions in general and in BANNER's business, demographic changes, changes in the availability of and terms of financing to fund the anticipated growth of the BANNER's business, the ability to attract and retain qualified personnel, changes in the Company's capital expenditure plans, and other factors referenced herein. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "anticipates," "intends" or the negative of any thereof, or other variations thereon or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Banner Holding Corp. disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.



                                 USE OF PROCEEDS

The net proceeds to BANNER from the sale of the shares of common stock offered are estimated to be approximately $6,000,000. BANNER intends to use these proceeds for working capital and general corporate purposes as follows:

                       For                           $              % of Total
-------------------------------------------------------------------------------
         Offering Costs                         60,000                   1
         Operating Capital                     840,000                  14
         Development/Equipment                 3,300,000                55
         Acquisitions                         1,800,000                 30

     The allocation of the net proceeds of the Offering set forth above represents BANNER's best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and BANNER's future revenues and expenditures. If any of these factors change, BANNER may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

1. Offering costs: The Company shall incur certain expenses associated with the preparation and completion of this offering. Such costs will include accounting and legal costs of approximately $39,000, printing costs of approximately $9,000, transfer agent fees of $4,000 and $8,000 in estimated miscellaneous costs and fees.

2. Operating Capital: The Company intends to retain approximately $840,000 of the net proceeds of this offering for working or operating capital. These funds will be held in the working capital account and used for expenses incurred in the normal course of business, including such expenses as rent, salaries, telephone, advertising, marketing and other such SG&A expenses.

3. Development/Equipment Costs: The $3.3 million allocated to Development and Equipment Costs will be used to refine current operational and software elements and to develop additional service programs and delivery systems.

4. Acquisitions: BANNER intends to seek out revenue producing acquisition targets with synergistic ancillary businesses. The Company has not, to date, located any such businesses and there can be no guarantee that suitable candidates will be located and should any be located, that favorable acquisition terms can be negotiated. The $1.8 million allocated shall be held in interest bearing accounts until they are needed and may in fact, absent the identification of any acquisition targets, be utilized to fund other facets of the company's business.

     Proceeds not immediately required for the purposes described above may be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                                               CAPITALIZATION

     The following table sets forth the capitalization of the company at November 30, 2003 and as adjusted to give effect to the sale of the shares offered hereby.

     Debt (if any)                                     0
     Stockholders' Equity  $                      (26,088)

     Total Capitalization  $                       5,973,912

                            PRICE RANGE OF SECURITIES

     Banner Holding Corp.'s common stock is not listed or quoted at the present time, and there is no present public market for BANNER's common stock. The offering price of $2.00 per share was arbitrarily set by BANNER's management. We are not certain that an active trading market for the securities offered will develop or be sustained after this offering. We anticipate that, after we complete the offering, the common stock will be eligible for listing on the NASD Over-the-Counter Electronic Bulletin Board. If for any reason, however, our securities are not eligible for continued listing or a public trading market does not develop, you may have difficulty selling your securities should you desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, trading, if any, in our securities would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotation as to the price of our securities.

                                                              DIVIDEND POLICY

Banner Holding Corp. has not paid any dividends on its Common Stock. For the foreseeable future following the Offering, BANNER anticipates that all earnings, if any, that may be generated from the Company's operations will be used to finance the growth of BANNER and that cash dividends will not be paid to holders of the Common Stock.

                              PLAN OF DISTRIBUTION

We are offering to sell up to 3,000,000 shares of our common stock at a price of $2.00 per share. There is no maximum investment amount per investor. At this time we intend to offer the shares ourselves through our officers/directors. We have not retained any underwriters, brokers or dealers to sell the shares for us.

The Offering

We offer the right to subscribe for up to 3,000,000 shares at $2.00 per share. We are offering the shares directly on a no minimum, best efforts basis. Therefore, there is no minimum number of shares which we need to sell in order to complete the offering. Proceeds from the offering will not be kept in an escrow account during the offering period. Rather, such proceeds will be used by us as we receive them.

No compensation is to be paid to any person for the offer and sale of the shares. Our officers/directors may distribute prospectuses related to this offering. We estimate that approximately 100 copies of this prospectus will be distributed by them. The officers/directors intend to distribute prospectuses to acquaintances, friends and business associates.

As of the date of this prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker is retained by us, an amendment to our registration statement will be filed.

We may reimburse our officers and directors for expenses incurred in connection with the offer and sale of these Shares. Our officers/directors are relying on Rule 3a4-1 of the Securities and Exchange Act of 1934 as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the shares. In order to relay on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must be in compliance with all of the following:

         - they are not subject to a statutory disqualification
         - they will not be compensated for their participation in
           the    sale of our securities by the payment of commission
           or other        remuneration based either directly or indirectly
           on such transactions;
         - they are not an associated person of a broker or dealer
         - they must restrict participation to transactions involving offers and sale of the Shares;

Additionally, they meet all of the following conditions:

-        they primarily perform, or are intended to perform at the
-        end of the offering, substantial duties for or on behalf of the
company otherwise than in connection with transactions in     securities;
         - they were not a broker or dealer, or an associated person of a broker or dealer within the preceding 12 months;
-        they do not participate in selling an offering of
            securities for any issuer more than once every 12 months;
-        they must restrict participation to written communication
              or responses to inquiries of potential purchasers.

Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Although they are not prohibited from purchasing shares in the offering, our officers and directors have no current plans to do so. Should they purchase, there will be no limitations on the amount they can purchase and their purchases will be on the same terms as public investors with a view to investment, not resale. Affiliates have no plans to purchase shares in this offering, although they are not prohibited from doing so, and should they participate, they would be subject to the same terms as public investors.

Method of Subscribing

You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $2.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Banner Holding Corp." and deliver to us at 120 North U.S. One, Suite 100, Tequesta, Florida 33469. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

Expiration of the Offering

This offering will expire two years from the initial effective date of the offering. Management in its discretion may end the offering any time before the specified date.

                                Legal Proceedings

Banner Holding Corp. is not currently involved in any legal proceedings and is not aware of any pending or potential legal action.






 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of the Board of Directors of Banner Holding Corp. (BANNER) serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of BANNER are:


Name                                        Age               Position

John Higgins                        40               Chief Executive Officer
7209 NW 33rd                                                  Director
Bethany, OK  73008

Robert Higgins                      35               Chief Operating Officer
4217 NW 51                                                    Director
Oklahoma City, OK  73112

Michael Davis                       47               Vice President
700 NE 122nd, #2310                                  Director
Oklahoma City, OK  73114

Management

John Higgins, Chief Executive Officer, Director of Banner Holding Corp. John Higgins is the co-founder of Superior Merchant Services, Inc. ("SMS") (in 1995). He serves as president and CEO of ATM Outsources, Inc., the primary company of the six additional corporations that now exist because of SMS. Mr. Higgins has been in sales, sales management, and marketing since 1980 and now concentrates on market development and acquisitions. Mr. Higgins sits on the board of directors of seven companies, including ATMO, SMS, and the Brand Experience Lab, New York, NY.



Robert S. Higgins, Chief Operating Officer, Director of Banner Holding Corp. Robert Higgins is the Chief Operating Officer of ATM Outsources, Inc. He maintains the day-to-day operations for the ATM Outsources family of companies. A founding member of ATMO, Mr. Higgins has a background in the electronic funds transfer and hospitality industries. Accordingly, he has served in a variety of advisory and board level posts in these industries. His expertise lies in corporate development, corporate operations and market strategy. He holds a BA in finance from the University of Central Oklahoma.



Michael J. Davis, Vice President, Director of Banner Holding Corp. heads up sales and marketing for ATM Outsources an affiliate companies. Mr. Davis has vast marketing and management experience over the past 30 years with upper management positions in companies such as: Transamerica Equities, Inc., and Lancer International. He has also owned Fitness Centers and Health Maintenance Centers. Mr. Davis has been in charge of multi-million dollar projects while at the same time managing several hundred employees.




SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

(a) The following table sets forth information as of November 30, 2003 with respect to the beneficial ownership of shares of Common Stock by each person known by Banner Holding Corp. (the Company) to be the owner of more than 5% of the outstanding shares of Common Stock.
                                                           Shares
                                                       Benefi-cially
                                Name and Address          Owned       Percent
            Title of Class     of Beneficial Owner                    Of Class

                               John Higgins
           Common Stock        7209 NW 33rd
                               Bethany, OK  73008          600,000       20%

                              J. Darlene Higgins
           Common Stock      7013 Charlene Drive
                              Oklahoma City, OK  73132    570,000       19%

                             Robert Higgins
           Common Stock      4217 NW 51
                            Oklahoma City, OK  73112       570,000       19%

                            Alan Ellenbogen/BEL, LLC
           Common Stock    12 Glenridge Parkway
                             Montclair, NJ  07042            510,000       17%

                            Michael Davis
           Common Stock    700 NE 122nd, #2310
                           Oklahoma City, OK  73114         300,000       10%

                          Johnie Williamson
           Common Stock     7013 Charlene Drive
                          Oklahoma City, OK  73132          300,000       10%


Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all Shares beneficially owned by them. No person named in the tables is acting as nominee for any persons or is otherwise under the control of any person or group of persons. Tables are based on current outstanding shares of 3 million. Percentages have been rounded.

                            DESCRIPTION OF SECURITIES

The authorized capital stock of Banner Holding Corp. consists of 50,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $01 par value. Upon consummation of this Offering, there will be outstanding 6,000,000 shares of Common Stock.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock and Preferred Stock can elect all of Banner Holding Corp.'s directors. Any vacancy occurring in the Board of Directors will be filled by the affirmative vote of a majority of the shareholders or of the remaining directors even though less than a quorum of the Board of Directors.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of BANNER available for distribution to such holders upon liquidation.

The common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

                               EXPERTS AND COUNSEL

Banner Holding Corp.'s financial statements at October 31, 2003 appearing in this Prospectus and in the registration statement have been prepared by Earl M. Cohen, C.P.A., of Boca Raton, Florida, independent Certified Public Accountants, as set forth in their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting. Additionally, financial statements at October 31, 2003 for subsidiary Guest eMarketing, LLC (GeM), also appearing in this Prospectus, have been prepared by Jay J. Shapiro, CPA of Los Angeles, California.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES



Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE PAST FIVE YEARS

Banner Holding Corp. (the "Company" or "BANNER"), was incorporated in Florida in January 1998. It became a public reporting company effective May 20, 2000 following an SB-2 Registration Statement filed with the Securities and Exchange Commission. An Initial Public Offering Prospectus dated May 3, 2000 was included in the Registration. However, the "419" offering expired and was closed on October 20, 2001 without fulfillment. A post-effective amendment reporting the termination of the offering was filed with the Securities and Exchange Commission. BANNER may be considered a "shell" company, its purpose to effect a merger, exchange of capital of stock, asset acquisition or other similar business combination with an operating business which the Company believes has significant growth potential. Banner Holding Corp.'s offices are located at 120 North U.S. Highway One, Suite 100, Tequesta, Florida 33469 (561) 747-0244. On November 3, 2003, the outstanding 3,000,000 shares of common stock were sold. Concurrent with the transfer of ownership BANNER acquired Guest eMarketing, LLC ("GeM") as a wholly-owned subsidiary. The current officers/directors of Banner Holding Corp. also are shareholders and officers of GeM. The principal officers of the Company were engaged in the business of providing revenue management services and e-marketing tools to the hospitality industry. See "Management."

As used in this Prospectus, the terms "Company" and "BANNER" include Banner Holding Corp. and its subsidiaries, unless context clearly indicates otherwise.


                                    BUSINESS

Banner Holding Corp. ("Banner") was incorporated in the state of Florida in January 1998 and became a public reporting company effective May 20, 2000, following an SB-2 Registration Statement filed with the Securities and Exchange Commission. (see "Organization within the Past Five Years" on page 16). The Company may be considered a "shell" company, its purpose to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business which the Company believes has significant growth potential.

On October 24, 2003 Banner entered into a Stock Purchase Agreement with Guest eMarketing", L.L.C., "GeM", acquiring GeM as a wholly-owned subsidiary.

                                   OperationS

Management'S Plan of Operations and Discussion and Analysis

PLAN OF OPERATION

Acquisition of Guest eMarketing, LLC is a part of BANNER's plan to acquire operating businesses with significant growth potential. As a wholly-owned subsidiary, GeM will pursue its objective to serve the hospitality industry by providing assistance to hotels in the form of the "Guest eMarketing Solution".

BANNER intends to continue its search for additional target companies. The Company's search is not restricted to any specific business, industry or geographic location. It may participate in a business venture of virtually any kind. In implementing a structure for a particular Business Combination, the Company may become party to a merger, consolidation, reorganization, joint venture or licensing agreement with another corporation or entity. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses, or acquire existing businesses as subsidiaries.

Operations

BANNER's operations consist primarily of: (1) seeking target companies, (2) overseeing and coordinating the efforts of its subsidiaries, both present and future (see "Subsidiaries" below).

Management intends to use the proceeds of the offering to carry out its operations and market the goods and services of GeM. The Company will allocate approximately 55% of the proceeds to development and equipment costs, 30% for expenses related to acquisitions, 14% to day-to-day operations, and 1% for offering costs. At completion of the offering Banner anticipates it will have sufficient funds to operate for the next twelve months.

BANNER intends to provide management assistance to GeM in regard to product research and development, purchase of equipment, and expects minor changes in the number of employees in the next twelve months.

Subsidiaries

Each subsidiary will provide its own operating capital and may individually borrow commercially for its operating capital needs.

Wholly-Owned Subsidiary

Guest eMarketing, L.L.C., ("GeM") an Oklahoma Limited Liability Company since March 11, 2003. Guest eMarketing (GeM) offers the hospitality industry services and products to assist hotels in maximizing revenues and profits, leveraging detailed customer data to improve occupancy rates, as well as increasing customer satisfaction and loyalty. GeM provides client hotels with a radical change in the control and marketing of hotel inventories by bringing together services that create an effective marketing process to increase occupancy and guest services at very low cost and risk to the hotel.

The Guest eMarketing Solution is a total revenue management and eMarketing tool for hotels. GeM provides the client hotel a "turnkey solution" to deploy an enhanced marketing effort that includes:

         IVConcierge(TM) - an Interactive Virtual Concierge
         GuesteMail(TM) - eMail Management System
         Optimizer(TM) - Revenue Management System

Brand Experience Lab (BEL) -An equity partner in GeM, BEL is today's front runner in incorporating emerging technologies into the market place. BEL is also the Agency of Record for GeM and as such provides both products and content for the GeM solution. BEL also brings market opportunities to GeM further increasing the value of this alliance.

GeM currently offers all of its services to the hospitality industry via a barter arrangement and/or cash basis. In its most simplified form, GeM trades thousands of dollars worth of goods and services for unused inventory (rooms), which it then sells for thousands of dollars. This "inoculation" with the GeM Solution ultimately gives the hotel the ability to control more of its core business, thereby reducing its dependency on consolidators (Hotels.com, et al) to remarket vacancies, allowing the hotel to keep more profit in house. IVConcierge(TM) (Interactive Virtual Concierge)

The IVConcierge(TM) provides guests with a unique "human touch" experience. The IVConcierge unit (kiosk) can either be placed in the hotel lobby on a desk or on a standalone pedestal anywhere in the hotel. Using a video database, IVConcierge combines video, audio, text and other multimedia to deliver a targeted brand message and interact with guests on demand. Guests can use either a drop down menu, keyboard, or natural language to ask questions and receive a visual and audio response from the database. The unit is linked to the hotel's website. It will provide daily and weekly reports.

  Daily Reports -- break down the use of kiosk by gender and duration (i.e., 123 people used the kiosk of which 73 were women and 50 men. Average length of time per visit was 2.5 minutes.)
  Weekly Reports -- break down the questions by group and Subgroup (i.e., Restaurants-French, Museum-Modern, etc.)

GuesteMail(TM)

The GuesteMail(TM) eMail Management System collects e-mail automatically from the hotel's website, as well as the hotel's Property Management System (PMS), and from GeM's RM3-D display units and email registers located at the front desk. GuesteMail(TM) (accessible by the hotel via the Internet with any browser) is interfaced to the hotel's PMS so that automatically after the night audit all reservations -- new, changed, canceled, and check-out -- are automatically updated into the hotel database. All relevant information from the hotel's PMS is sent to GeM's secure hosted site.

Optimizer(TM)

GeM's Revenue Management System (RMS), the Optimizer(TM) is designed to significantly improve incremental revenues.

  - Optimizer evaluates the forecast demand then recommends the most beneficial allocations of room types (i.e., single, double, deluxe, standard, etc.) based on bid prices. It also considers other factors such as length of stay (LOS) in determining availability.

  - Optimizer forecasts demand by the hotel's segments: transient, corporate, group, FIT, and GDS/Internet.

  - Optimizer creates daily new forecasts for the next 90 days.

- Optimizer recommends which rates to open and close based upon the hotel's demand by day of week, seasonal, yield class, special events.

The Optimizer(TM) will be interfaced with the PMS either one-way or two-way.

The GeM Solution

A proactive marketing tool, the GeM Solution will automatically send out personalized electronic reservation confirmations and comment cards upon checkout. Guest eMail(TM) will allow hotels to launch a promotion to their past guests instantaneously to promote a slow period or special event happening at the hotel.

The Service, Distribution and Sales Tactics

GeM has the opportunity to become one of the leading sales and direct marketing agencies for the hospitality industry by creating a turnkey solution that provides the hotel industry with an enhanced revenue management and marketing solution. The idea -- our service, the GeM Solution, is the ultimate necessary tool for optimal hotel operation.

GeM will target:           Large hotel chains
                                    Small and regional hotel chains
                                    Vendors for the hospitality industry
                                    Independent large city hotels

Our sales tactic - the uniqueness of the GeM Solution in that it offers hotels a truly different and innovative mechanism (the interactive display as a unique content delivery system) in which to engage customers and thus develop a relationship with their guests.

Advertising and Promotion

GeM's marketing plan includes the use of direct marketing, trade show promotions and advertising in industry publications.


Employees

GeM currently has five employees, all full-time. We anticipate adding additional employees within the next twelve months as operations and our needs increase.
Competition

GeM has no direct competitor to date. Indirectly, hotels can, as one international chain just did, spend millions of dollars to develop certain "aspects" of the GeM offering. However, management feels that even taking that direction and developing segments of the "solution" model is not feasible for most hoteliers, and in the end is much less cost-effective than taking advantage of GeM's complete package.

Government Regulation

Guest eMarketing is not directly subject to regulation by any particular regulatory agency.

different demographics.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will provide an annual report that includes our financial information to our shareholders. In connection with this prospectus, we intend to simultaneously request that we become an SEC "reporting company." In doing so, we will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. As a result of its "reporting" status, GETV will become subject to SEC disclosure filing requirements and will be required to file its quarterly financial information on Form 10-Q and an annual report on Form 10-K. In addition, we will file Form 8's and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.

The public may read and copy any materials that we file with the Securities and Exchange Commission ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                             DESCRIPTION OF PROPERTY

       Banner Holding Corp. does not own any real property and does not intend to make any such acquisitions in the near future.




           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering there are 3,000,000 shares outstanding held by 6 shareholders. Upon completion of this Offering, Banner Holding Corp. will have 6,000,000 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with GETV), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of GETV, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three-month period is not more than the greater of 1% of the volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of GETV without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two-year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

                             EXECUTIVE COMPENSATION

As compensation for services to the Company as Chief Executive Officer, John Higgins receives $120,000 annually. Chief Operating Officer, Robert Higgins receives an annualized salary of $120,000 as does Vice President, Michael Davis.

              FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

Banner Holding Corp. audited financial statements for fiscal year ended April 30, 2003 are filed on pages F-1 through F-11.

                              BANNER HOLDING CORP.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                 APRIL 30, 2003










                                       BANNER HOLDING CORP.
                                  (A Development Stage Company)


                                             CONTENTS


                                                                          PAGE

Independent Auditor's Report ..........................................   F-1

Financial Statements:

 Balance Sheet ........................................................   F-2

  Statements of Operations .............................................   F-3

 Statements of Changes in Stockholders'
 Equity (Deficit) .....................................................   F-4

 Statements of Cash Flows ..............................................   F-6

 Notes to Financial Statements .........................................   F-7

Earl M. Cohen, C.P.A., P.A.
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, FL  33431
561-347-1608

                                            INDEPENDENT AUDITOR'S REPORT

To The Board of Directors
Banner Holding Corp.

We have audited the accompanying balance sheet of Banner Holding Corp. (a development stage company), as of April 30, 2003 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended April 30, 2003 and 2002 and for the period from January 26, 1998 (inception) through April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Banner Holding Corp. (a development stage company) as of April 30, 2003, and the results of its operations and its cash flows for the years ended April 30, 2003 and 2002 and for the period from January 26, 1998 (inception) through April 30, 2003 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has no revenues and has experienced net losses of $134,854 since inception and a working capital deficiency of $26,088 as of April 30, 2003. The Company's financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

September 26, 2003
Boca Raton, Florida
                                       F-1





                                                BANNER HOLDING CORP.
                                            (A Development Stage Company)
                                                   BALANCE SHEET
                                                   APRIL 30, 2003





                                                       ASSETS

CURRENT ASSETS
 Prepaid expenses   $940
                    ====





                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
 Accounts payable and accrued expenses .............   $ 27,028

STOCKHOLDERS' EQUITY (DEFICIT) .....................    (26,088)
                                                       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)   $    940
                                                       ========


















                                       F-2
              Read accompanying Notes to Financial Statements.

                              BANNER HOLDING CORP.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                       YEARS ENDED APRIL 30, 2003 AND 2002
                                       AND
         PERIOD FROM JANUARY 26, 1998 (INCEPTION) THROUGH APRIL 30, 2003



                                                                                January 26, 1998
                                              Year Ended       Year Ended           (Inception)
                                             April 30,            April 30,           To April 30
                                                 2003             2002                    2003
                                                 ----             ----               ----

REVENUES                                          $   -             $   -               $    -

EXPENSES
 General and administrative                         181            90,743             (134,854)
                                                    --------          --------            ---------

NET LOSS                                        $   (181)         $(90,743)           $(134,854)
                                                 ========          ========            =========

LOSS PER SHARE                                       $   -             $   (.03)
                                                    ========          ========

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                               3,000,000         3,094,795
                                                 =========         =========


                                       F-3

                Read accompanying Notes to Financial Statements.

                              BANNER HOLDING CORP.
                          (A Development Stage Company)
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
         PERIOD FROM JANUARY 26, 1998 (INCEPTION) THROUGH APRIL 30, 2003

                                                                            Deficit
                                                                                         Accumulated
                                                       Common Stock       Additional    During the
                                                     Number of Par         Paid-In    Development  Stockholder
                                        Shares     Value      Capital       Stage      Receivable      Total
                                        ------     -----      -------       -----       ---------      -----
Common shares issued to founders      3,000,000   $30,000     $ 9,000    $    -         $(29,528)    $  9,472
Noncash general and administrative
 expenses                                 -          -        1,500         -             -           1,500
Net (loss)                                  -         -            -        (1,500)         -___       (1,500)
                                        ---------  -------      -------   --------      --------     --------
Balance - April 30, 1998              3,000,000    30,000      10,500       (1,500)      (29,528)       9,472
Repayment of stockholders' receivable       -          -            -          -          19,945       19,945
Noncash general and administrative
 expenses                                   -          -        6,000          -             -          6,000
Net (loss)                                  -          -           -        (6,458)          -         (6,458)
                                        ---------   -------    --------    -------       --------    --------
Balance - April 30, 1999                3,000,000    30,000    16,500       (7,958)       (9,583)      28,959
Repayment of stockholders' receivable       -          -           -           -           9,583        9,583
Contribution to capital                     -          -       26,452          -             -         26,452
Noncash general and administrative
 expenses                                   -          -        6,000          -             -          6,000
Net (loss)                                  -          -          -        (11,290)          -        (11,290)
                                        ---------   -------    -------   ---------       --------    --------
Balance - April 30, 2000                3,000,000    30,000     48,952     (19,248)          -         59,704

Deferred offering costs attributable
 to common stock subject to redemption       -         -       (16,518)        -              -       (16,518)
Contribution to capital                      -         -        10,775         -              -        10,775
Noncash general and administrative
 expenses                                    -         -         6,000         -              -         6,000
Net (loss)                                   -         -          -        (24,682)           -       (24,682)
                                        ---------   -------    -------   ---------        --------    -------
Balance - April 30, 2001                3,000,000    30,000     49,209     (43,930)           -        35,279

                                               F-4
                Read accompanying Notes to Financial Statements.



                                    BANNER HOLDING CORP.
                          (A Development Stage Company)
       STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)(CONTINUED)
         PERIOD FROM JANUARY 26, 1998 (INCEPTION) THROUGH APRIL 30, 2003



                                                                              Deficit Accumulated
                                                   Common Stock        Additional     During the
                                                 Number of  Par         Paid-In       Development   Stockholder
                                     Shares     Value        Capital        Stage       Receivable      Total
Reversal of deferred offering costs
 attributable to common stock subject
 to redemption - offering canceled        -        -         16,518          -             -           16,518
Contribution to capital                   -        -          6,889          -             -            6,889
Noncash general and administrative
 expenses                                 -        -          6,000          -             -            6,000
Net (loss)                                -        -             -          (90,743)       -          (90,743)
                                       -------  -------       -------     ---------    --------      --------

Balance - April 30, 2002           3,000,000    30,000       78,616        (134,673)       -          (26,057)

Contribution to capital                   -        -            150          -             -              150
Net (loss)                                -        -             ____         (181)       -             (181)
                                     ---------  -------       -------

Balance - April 30, 2003           3,000,000   $30,000      $78,766       $(134,854)   $   -         $(26,088)
                                   =========   =======      =======       =========    ========       =======


                                       F-5
                Read accompanying Notes to Financial Statements.

                              BANNER HOLDING CORP.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED APRIL 30, 2003 AND 2002
                                       AND
         PERIOD FROM JANUARY 26, 1998 (INCEPTION) THROUGH APRIL 30, 2003

                                                                         January 26, 1998
                                            Year Ended    Year Ended        (Inception)
                                           April 30,     April 30,        To April 30
                                               2003          2002              2003
                                               ----          ----              ----
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net (loss)                                 $   (181)      $(90,743)        $(134,854)
  Adjustments to reconcile
   net loss to cash (used in)
   operating activities:
    Noncash charge for general
     and administrative expenses               -          6,000            25,500
    Amortization of deferred
     financing costs                           -         82,590            82,590
   (Increase) in prepaid
     expenses                                 -            -                (940)
    Increase in accounts
     payable                                     -            123            27,028
                                           -------    --------         ---------

NET CASH (USED IN) OPERATING
 ACTIVITIES                                (181)        (2,030)             (676)
                                           -------        -------         ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Increase in deferred offering
  Costs                                     -            -             (82,590)
 Proceeds of stockholder
  receivable                                 -            -              29,528
 Sale of common stock and
  contribution of capital                   150          1,889            98,738
 Restricted cash for common
  stock subject to redemption                -            -             (45,000)
                                          --------     --------        ---------

NET CASH PROVIDED BY FINANCING
 ACTIVITIES                               150          1,889               676
                                        ------        -------        ----------

NET (DECREASE) IN CASH                   (31)          (141)               -

CASH - BEGINNING                           31            172                -
                                     --------        -------           ---------

CASH - ENDING                         $   -           $    31           $    -
                                     =========       =======           =========

                                       F-6

                              BANNER HOLDING CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2003



NOTE 1.  ORGANIZATION

Banner Holding Corp. was incorporated on January 26, 1998 under the laws of the State of Florida and has a fiscal year ending April 30. The company is a "shell" company, the purpose of which is to seek and consummate a merger or acquisition. The company's headquarters is in Tequesta, Florida.





NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Deferred Offering Costs

                  Costs incurred in connection with the public offering were originally capitalized but are recorded as a reduction in additional paid-in capital upon the sale of common stock. Since the Company was unable to timely effect a business combination by the expiration date of the offering, the balance of the offering costs were expensed (Note 4).

                  Income Taxes

                  Deferred income taxes are provided for differences between the basis of assets and liabilities for financial and income tax reporting. A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

                  Loss Per Share

                  Loss per share is computed by dividing net loss for the year by the weighted average number of shares outstanding.

                              BANNER HOLDING CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2003



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  Statement of Cash Flows

                  For purposes of this statement the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  INCOME TAXES

                  As of April 30, 2003, the Company has a net operating loss carryforward for income tax purposes of approximately $109,000 expiring through April 30, 2023, available to offset future taxable income. No deferredincome taxes have been recorded due to the Company having no history of profitable operations. Significant components of the Company's net deferred income tax asset are as follows:
                                                               2003       2002

                   Net operating loss carryforward          $ 20,300   $20,300
                   Less: Valuation allowance                  (20,300)  (20,300)
                                                             --------   -------

                   Net deferred income tax asset           $   -      $  -
                                                             ========   =======

                  During the year ended April 30, 2003, there was no change in the valuation allowance.

                              BANNER HOLDING CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2003



NOTE 3.  INCOME TAXES (CONTINUED)

                  The reconciliation of income tax (benefit) computed at the federal statutory rate to income tax expense (benefit) is as follows:

                    Tax (benefit) at federal statutory
                     Rate                                              (15.00)%
                    State tax (benefit), net of federal   benefit       (3.63)
                    Valuation allowance                                18.63
                                                                    ------

                    Tax provision (benefit)                            00.00%
                                                                    ======

NOTE 4.  CAPITAL STOCK

                  The Company has authorized 5,000,000 preferred shares and 25,000,000 common shares each with a par value of $.01 per share. As of April 30, 2003, 3,000,000 shares were issued and outstanding, respectively. No preferred shares have been issued.

                  The Company offered to sell to the public an initial offering of a minimum of 200,000 common stock or a maximum of 1,000,000 common shares to be sold at $.25 per share on a "best effort" basis. The Company sold 200,000 shares for a total of $50,000 less offering costs of $16,518. Under SEC Rule 419, the proceeds must be deposited in a escrow cash account but the Company has the option to withdraw up to 10% of the proceeds, excluding any interest, from the escrow account. On October 3, 2000, $5,000 was withdrawn from the escrow account.

                  The Company was unable to timely effect a business combination and in accordance with SEC Rule 419 was forced to terminate the offering on its expiration date of October 20, 2001. The deposited funds in the escrow

                              BANNER HOLDING CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2003



NOTE 4.  CAPITAL STOCK (CONTINUED)

                  account were returned to the investor and the balance of the deferred offering costs were expensed during the year ended April 30, 2002.

                  On August 26, 2003, the Articles of Incorporation were amended to increase the number of authorized common shares to 50,000,000.

NOTE 5.           RELATED PARTY TRANSACTIONS

                  Office Facilities

                           The Company shares office space and other
                  administrative costs with a company owned by the majority stockholders at no charge. The Company estimated these costs to be approximately $500 per month. During the year ended April 30, 2003, these charges were discontinued. For the years ended April 30, 2003 and 2002, $0 and $6,000 has been recorded as an increase in general and administrative expenses and additional paid-in capital, respectively.

                  Loans From Related Party

                  During the years ended April 30, 2003 and 2002, a company owned by the majority stockholders advanced and/or paid general and administrative expenses of $150 and $1,889, respectively. These amounts were recorded as increases in additional paid-in capital.

NOTE 6.  GOING CONCERN

                  The Company has no revenues to date and has incurred operating losses of $134,854 since inception and has a working capital deficit of $26,088 as of April 30, 2003. Since inception, the Company has been dependent upon the receipt of capital investment or other financing to fund its continuing activities. Management has not identified

                              BANNER HOLDING CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2003




NOTE 6.  GOING CONCERN (CONTINUED)

                  any business combination and therefore, cannot ascertain with any degree of certainty the capital requirements for any particular transaction. In addition, the Company is dependent upon certain related parties to provide continued funding and capital resources. The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company's Articles of Incorporation and Florida law contain provisions relating to the indemnification of officers and directors. Generally, they provide that the Company may indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company. It must be shown that he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to the Company.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant estimates that the expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

         SEC registration fee                                         $ 485.40
         Printing and engraving expenses                              9,000.00
         Accounting fees and expenses                               20,000.00
         Legal fees and expenses                                est. 19,000.00
         Transfer fees and expenses                                   4,000.00
         Miscellaneous                                                7,514.60

         Total                                                      $60,000.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITES.

None.

ITEM 27.  EXHIBITS

(a) The following exhibits are filed as part of this Registration Statement. Note: Information required by Item 601(b)(4) appears in Exhibit 3.1 Articles of Incorporation. See Index to Exhibits page II-2.







                                      II-1

EXHIBIT
NUMBER                     DESCRIPTION

3.1      Articles of Incorporation - Banner Holding Corp.
3.2      Amendment to Articles of Incorporation -
                           Banner Holding Corp.

ITEM 28.  UNDERTAKINGS.

         The undersigned Company undertakes to:

         (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;



(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;




(iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from the registration any of the securities that remain unsold at the end of the offering.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of GETV pursuant to the provisions

                                      II-2
referred to under Item 24 of this Registration Statement, or otherwise, BANNER has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by BANNER of expenses incurred or paid by a director, officer or a controlling person of GETV in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by BANNER under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

(1) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned.

                                                           BANNER HOLDING CORP.
                                                             (Registrant)

Date:  February 19, 2004                                 By: /s/ John Higgins
                                                            ----------------
    John Higgins
                                                          President and Chief
                                                          Executive Officer



  1 Estimated solely for the purpose of calculating the amount of the registration fee.